Exhibit 99.1

NEWS RELEASE

For Immediate Release
December 21, 2006

For Further Information Contact:
Charles R. Hageboeck, President & CEO
(304) 769-1102

City Holding Company Announces Approval of Stock Repurchase Plan

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced that the board authorized the Company to buy back up to 1,000,000 of its common shares (approximately 5.7% of outstanding shares) in open market transactions, in block trades or otherwise at prices that are accretive to the earnings per share of continuing shareholders. Management may commence or suspend purchases at any time or from time-to-time based on market and business conditions and without prior notice. No time limit has been placed on the duration of the share repurchase program. As part of its authorization, the Company rescinded the previous share repurchase plan approved in June 2005. As of December 19, 2006, the Company had purchased 853,853 shares under the June 2005 plan.

"As of November 30, 2006, the Company was very well capitalized. Capital continues to grow due to our exceptional earnings. As a result, we view this repurchase plan as part of an ongoing strategy to build value for our stockholders while maintaining appropriate capital levels," stated Charles R. Hageboeck, President & CEO.  "The Company currently has 17.5 million outstanding common shares. Repurchase of the Company's stock is subject to availability of the stock and may be discontinued at any time."

The board also approved a cash dividend of 28 cents per share on the Company’s common shares payable on January 31, 2007 to shareholders of record at January 15, 2007.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 67 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.